Exhibit 10.23

Dated         September 2016

EIRINI SHIPPING LTD
ELENI SHIPPING LIMITED
as join and several Borrowers

and

PANTELIS SHIPPING CORP.
EUROSEAS LTD
JOANNA MARITIME LTD
XINGANG SHPPING LTD
as Guarantors

and

HSBC BANK PLC
as Lender

SECOND SUPPLEMENTAL AGREEMENT

relating to
 a loan agreement dated 25 June 2014
in respect of a term loan facility
of (originally) up to $16,500,000

WATSON & FARLEY
&
WILLIAMS

Index

Clause		Page

1	Definitions	3
2	Representations and Warranties	3
3	Agreement of the Lender	5
4	Conditions	5
5	Variations to Loan Agreement and Security Documents	6
6	Release of Xingang Shipping Ltd	13
7	Costs and Expenses	13
8	Communications	14
9	Supplemental	14
10	Law and Jurisdiction	14
Schedule A: Excess Cash Flow Notice		15
Execution Page		16

THIS SECOND SUPPLEMENTAL AGREEMENT is dated            September 2016 and made between

PARTIES

(1)	EIRINI SHIPPING LTD, a corporation incorporated under the laws of the Republic of Liberia, having its registered address at 80 Broad Street, Monrovia, Liberia ("Eirini");

(2)
ELENI SHIPPING LIMITED, a corporation incorporated under the laws of the Republic of Liberia, having its registered address at 80 Broad Street, Monrovia, Liberia ("Eleni" and together with Eirini, the "Borrowers" and each a "Borrower");

(3)	PANTELIS SHIPPING CORP., a corporation incorporated under the laws of the Republic of Liberia, with registered address at 80 Broad Street, Monrovia, Republic of Liberia ( "Pantelis");

(4)
EUROSEAS LTD, a corporation incorporated under the laws of the Republic of the Marshall Islands with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 ("Euroseas");

(5)	JOANNA MARITIME LTD ("Joanna"), a corporation incorporated under the laws of the Republic of Liberia, having its registered address at 80 Broad Street, Monrovia, Liberia ("Joanna");

(6)
XINGANG SHIPPING LTD ("Xingang"), a corporation incorporated under the laws of the Republic of Liberia, having its registered address at 80 Broad Street, Monrovia, Liberia ("Xingang" and together with Pantelis, Joanna and Euroseas, the "Guarantors" and each a "Guarantor"); and

(7)	HSBC BANK plc, a company incorporated under the laws of England whose registered office is at 8 Canada Square, London, E14 5HQ, United Kingdom (as "Lender").

BACKGROUND

(A)
By a loan agreement dated 25 June 2014 (as amended by a supplemental agreement dated 12 November 2015 and as from time to time amended or supplemented, the "Loan Agreement") and made between (i) the Borrowers and (ii) the Lender, the Lender agreed to make available to the Borrowers a term loan facility of up to (originally) $16,400,000 on the terms and conditions contained therein secured on the Liberian flag vessels "EIRINI P." and "ELENI P".  The principal amount of the Loan currently outstanding is $12,850,000.

(B)
By a guarantee dated 25 June 2014 (the "Euroseas Guarantee") and made between (i) Euroseas and (ii) the Lender, Euroseas guaranteed the Borrowers' obligations under the Loan Agreement and the other Security Documents (as defined in the Loan Agreement).

(C)
By a guarantee dated 12 November 2015 (the "Eirini Guarantee") and made between (i) Eirini and (ii) the Lender, Eirini guaranteed the Borrowers' obligations under the Loan Agreement and the other Security Documents (as defined in the Loan Agreement).

(D)
By a guarantee dated 12 November 2015 (the "Eleni Guarantee") and made between (i) Eleni and (ii) the Lender, Eleni guaranteed the Borrowers' obligations under the Loan Agreement and the other Security Documents (as defined in the Loan Agreement).

(E)
By a guarantee dated 12 November 2015 (the "Joanna Guarantee") and made between (i) Joanna and (ii) the Lender, Joanna guaranteed the Borrowers' obligations under the Loan Agreement and the other Security Documents (as defined in the Loan Agreement).

(F)
By a guarantee dated 12 November 2015 (the "Xingang Guarantee") and made between (i) Xingang and (ii) the Lender, Xingang guaranteed the Borrowers' obligations under the Loan Agreement and the other Security Documents (as defined in the Loan Agreement).

(G)	The Borrowers and the Guarantors have requested (the "Requests") that the Lender agrees to (inter alia):

(i)	release Xingang from its obligations under the Xingang Guarantee and any other Security Documents executed by Xingang;

(ii)
apply $1,2500,000 currently held in the Cash Collateral Account and pledged in favour of the Lender towards prepayment of the Facility (such prepayment to take place by 7 October 2016) or on any other date selected by the Lender but without any Broken Funding Costs or additional expenses whatsoever under Clause 10.06 of the Loan Agreement or otherwise, thus reducing the principal amount of the Loan currently outstanding from $12,850,000 to $11,600,000;

(iii)
defer the repayment of seven (7) consecutive quarterly instalments of $350,000 each (being $2,450,000 in aggregate) from June 2016 to December 2017. Repayment to recommence in March 2018 and the outstanding amount of $11,600,000 (following the above mentioned prepayment of $1,250,000) will be repaid in six (6) quarterly instalments, the first two (2) instalments of $350,000 each, the following three (3) instalments in the amount of $725,000 each and the final instalment in the amount of $8,725,000 (comprised by $725,000 plus a balloon payment of $8,000,000 (the "Balloon Payment")). The first instalment will be repaid on 26 March 2018 and the following instalments on quarterly intervals thereafter and the last one on 26 May 2019);

(iv)
reduce the Applicable Security Margin required to be maintained in accordance with clause 21 of the Loan Agreement to 75% for the period commencing on the date of this Supplemental Agreement and ending on 31 December 2017; and

(v)	relax the financial covenants of Euroseas as follows:

(A)
increase the percentage of the Leverage Ratio required to be maintained pursuant to clause 18.24 (ii) of the Loan Agreement and clause 8.2.19.2 of the Euroseas Guarantee from 0.75:1 or 75% to 1.15:1 or 115%; and

(B)
waive the requirement that the minimum liquidity of $300,000 per Fleet Vessel to consist only of unencumbered cash (other than in favour of the Lender) as currently provided in clause 18.24(iii) of the Loan Agreement and clause 8.2.19.3 of the Euroseas Guarantee.

(H)	The Lender's consent to the Borrowers' request referred to in Recital (G) above is subject to:

(i)	application of a cash sweep mechanism in respect of the Excess Cash Flow (as defined below);

(ii)	restriction on dividends;

(iii)	restriction on new acquisitions by the Group; and

(iv)	no prepayments by any member of the Group to other lenders without the Lender's consent,

in each case referred to in paragraphs (i) to (iv) (inclusive) above, at all times while the Total Deferred Amount (as defined below) or any part thereof remains outstanding;

(v)
a prepayment of $1,250,000 (such prepayment to take place by 7 October 2016 or on any other date selected by the Lender but without any Broken Funding Costs or additional expenses whatsoever under Clause 10.06 of the Loan Agreement or otherwise) ;

(vi)
following the prepayment referred to in paragraph (v) above, cash collateral in the amount of $600,000 being remitted and/or maintained  in the Cash Collateral Account blocked and pledged in favour of the Lender pursuant to the Cash Collateral Account Charge until the end of the Security Period.

(I)	This Supplemental Agreement sets out the terms and conditions on which the Lender agrees to:

(i)	the Borrowers' Requests; and

(ii)	the consequential amendments to the Loan Agreement, the Euroseas Guarantee and the other Security Documents.

OPERATIVE PROVISIONSNOW THEREFORE IT IS HEREBY AGREED

1	DEFINITIONS

1.1	Defined Expressions

Words and expressions defined in the Loan Agreement (as hereby amended) and the recitals hereto and not otherwise defined herein shall have the same meanings when used in this Supplemental Agreement.

1.2	Definitions

In this Supplemental Agreement the words and expressions specified below shall have the meanings attributed to them below:

"Guarantee" means each of the Euroseas Guarantee, the Joanna Guarantee, the Pantelis Guarantee and the Xingang Guarantee, and in the plural, means all of them;

"Effective Date" means the date on which the conditions precedent in Clause 4 are satisfied;

"Mortgage Addendum" means, in relation to each Ship, and each Collateral Vessel, an addendum to the Mortgage over each Ship, or the Collateral Mortgage over that Collateral Vessel (as the case may be); and

"Ships" means collectively the Eirini Ship or the Eleni Ship and in the singular means either of them.

1.3	Application of construction and interpretation provisions of Loan Agreement

Clauses 2.01 to 2.03 of the Loan Agreement apply, with any necessary modifications, to this Supplemental Agreement.

2	REPRESENTATIONS AND WARRANTIES

2.1	Repetition of Loan Agreement representations

Each Borrower hereby represents to the Lender, as at the date of this Supplemental Agreement, that the representations and warranties set forth in clause 17 of the Loan Agreement (updated mutatis mutandis to the date of this Supplemental Agreement), are true and correct as if all references therein to "this Agreement" were references to the Loan Agreement as further amended by this Supplemental Agreement.

2.2	Repetition of Guarantee representations

Each Guarantor hereby represents to the Lender, as at the date of this Supplemental Agreement, that the representations and warranties set forth in clause 3 of the Guarantee to which it is a party (updated mutatis mutandis to the date of this Supplemental Agreement), are true and correct as if all references therein to "this Guarantee" were references to the relevant Guarantee as further amended by this Supplemental Agreement.

2.3	Further representations and warranties

Each of the Borrowers and each of the Guarantors hereby further represents and warrants to the Lender that as at the date of this Supplemental Agreement:

(a)
it is duly incorporated and validly existing and in good standing under the laws of Liberia (and in the case of Euroseas, the Marshall Islands), and has full power to enter into and perform its obligations under this Supplemental Agreement and has complied with all statutory and other requirements relative to its business, and does not have an established place of business in any part of the United Kingdom or the United States of America (for the avoidance of doubt, Euroseas is listed in the Nasdaq Capital Market);

(b)
all necessary governmental or other official consents, authorisations, approvals, licences, consents or waivers for the execution, delivery, performance, validity and/or enforceability of this Supplemental Agreement and all other documents to be executed in connection with the amendments to the Loan Agreement, the Guarantees and the other Security Documents as contemplated hereby have been obtained and will be maintained in full force and effect, from the date of this Supplemental Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Facilities remains outstanding;

(c)
it has taken all necessary corporate and other action to authorise the execution, delivery and performance of its obligations under this Supplemental Agreement and such other documents to which it is a party and such documents do or will upon execution thereof constitute its valid and binding obligations enforceable in accordance with their respective terms;

(d)
the execution, delivery and performance of this Supplemental Agreement and all such other documents as contemplated hereby does not and will not, from the date of this Supplemental Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Loan remains outstanding, constitute a breach of any contractual restriction or any existing applicable law, regulation, consent or authorisation binding on the Borrowers and the Guarantors or on any of  respective property or assets and will not result in the creation or imposition of any security interest, lien, charge or encumbrance (other than under the Security Documents as contemplated hereby) on any of such property or assets; and

(e)
it has fully disclosed in writing to the lender all facts which it knows or which it should reasonably know and which are material for disclosure to the Lender in the context of this Supplemental Agreement and all information furnished by the Borrowers and the Guarantors on behalf of each of them relating to their business and affairs in connection with this Supplemental Agreement was and remains true, correct and complete in all material respects at the date provided and there are no other material facts or considerations the omission of which would render any such information misleading at the date provided.

3	AGREEMENT OF THE LENDER

3.1	Agreement of the Lender

The Lender, relying upon each of the representations and warranties set out in Clauses 2.1, 2.2 and 2.3 of this Supplemental Agreement, hereby agrees with the Borrowers and the Guarantors, subject to and upon the terms and conditions of this Supplemental Agreement and in particular, but without limitation, subject to the fulfilment of the conditions precedent set out in Clause 4, to:

(a)	the Requests; and

(b)	the amendments/variations to the Loan Agreement, the Euroseas Guarantee and the other Security Documents referred to in Clause 5.

3.2	Effect of Lender's Agreement

The agreement of the Lender contained in Clause 1 shall have effect on and from the Effective Date.

4	CONDITIONS

4.1	Conditions precedent

The agreement of the Lender contained in Clause 3.1 of this Supplemental Agreement shall all be expressly subject to the condition that the Lender shall have received in form and substance satisfactory to it and its legal advisers on or before the Effective Date:

(a)
true and complete copy of the standing authorities of each Borrower and each Guarantor authorising and approving the execution of this Supplemental Agreement and the Mortgage Addendum relating to either Ship, or, as the case may be, the Collateral Vessel owned by it, and authorising their respective directors or other representatives to execute the same on their behalf;

(b)	the original of the power of attorney issued by each Borrower and each Guarantor pursuant to such resolutions aforesaid in paragraph (a) above;

(c)	an original of this Supplemental Agreement duly executed by the parties hereto;

(d)	a duly executed original of each Mortgage Addendum;

(e)
documentary evidence that each Mortgage Addendum has been duly recorded against either Ship or, as the case may be, each Collateral Vessel, as a valid first addendum to the Mortgage or the Collateral Mortgage according to the laws of the Republic of the Marshall Islands and Liberia respectively;

(f)
certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this Supplemental Agreement and each Mortgage Addendum and all necessary governmental and other official approvals and consents in such Relevant Jurisdictions as the Lender (acting reasonably) deems appropriate;

(g)	evidence that the Borrowers will make a voluntary prepayment of $1,250,000 from the cash held in the Cash Collateral Account by 7 October 2016;

(h)
evidence that there is standing to the credit of the Cash Collateral Account, following the prepayment of $1,250,000  referred to in paragraph (g) above, an amount of at least $600,000 pledged in favour of the Lender;

(i)	such legal opinions as the Lender may reasonably require in respect of the matters contained in this Supplemental Agreement and each Mortgage Addendum; and

(j)
evidence that the agent referred to in clause 37.04 of the Loan Agreement (as amended and supplemented by this Supplemental Agreement) has accepted its appointment as agent for service of process under this Supplemental Agreement.

5	VARIATIONS TO LOAN AGREEMENT AND SECURITY DOCUMENTS

5.1	Specific amendments to Loan Agreement

In consideration of the agreement of the Lender contained in Clause 3.1 of this Supplemental Agreement, each of the Borrowers and the Guarantors hereby agrees with the Lender that upon satisfaction of the conditions referred to in Clause 4.1, the provisions of the Loan Agreement shall be varied and/or amended and/or supplemented with effect on and from the Effective Date as follows:

(a)	by inserting the following definitions in clause 2.01 thereof:

""Applicable Percentage" means:

(a)	at any time until 31 December 2017, not less than 75%.

(b)	from 1 January 2018 and at all times thereafter, not less than 130%.

"Bail-In Action" means the exercise of any Write-down and Conversion Powers.

"Bail-In Legislation" means:

(c)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(d)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

"Cash Sweep" means one hundred per cent (100%) of the Excess Cash Flow of the Ship and each Collateral Vessel aggregated for all Collateral Vessels and the Ship, commencing from the date of this Agreement until the time when the Total Deferred Amount is reduced to zero.

"Collateral Deferred Amount" means, in relation to each Collateral Loan Agreement, the "Deferred Amount" as defined in that Collateral Loan Agreement and in the plural means all of them.

"Collateral Loan" means, in relation to each Collateral Loan Agreement, the principal amount outstanding at any time under that Collateral Loan Agreement and in the plural means the aggregate principal amount outstanding under all the Collateral Loan Agreements.

"Debt Service" means, at any given time, the aggregate payment obligations (in respect of principal, interest, fees, costs or other expenses) for that period of:

(i)	in the case of the Borrowers, the Borrowers under the Loan Agreement and the other Security Documents; and

(ii)
in the case of a Collateral Owner, that Collateral Owner under the relevant Collateral Loan Agreement and the "Finance Documents" or "Security Documents" (as each such term is defined in the relevant Collateral Loan Agreement).

"Deferred Amount" means the amount of $1,200,000 (consisting of seven Repayment Instalments of $350,000 each (being $2,450,000 in aggregate) in relation to each of the 8th to the 14th original repayment instalments, the payment of which has been deferred in accordance with Clause 10.01, minus the prepayment of $1,250,000 to reduce the principal amount of the Facility currently outstanding from $12,850,000 to $11,600,000)  as such amount may be reduced in accordance with Clause 11.06 of the Loan Agreement.

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.

"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

"Excess Cash Flow" means the Earnings of each of either Ship and each Collateral Vessel remaining from time to time after the calculations made pursuant to Clause 10.06 (Calculation of Excess Cash Flow).

"Excess Cash Flow Notice" means a notice of substantially in the form set out in Schedule A (Form of Excess Cash Flow Notice).

"Liquidity"  means, in respect of each period during which the consolidated financial statements delivered pursuant to Clause 18.01 are delivered by the Guarantor (Euroseas), (i) cash at bank or in hand which is not subject to any Encumbrance, as shown in the applicable financial statements of the Guarantor (Euroseas), for such accounting period and determined in accordance with Applicable Accounting Principles plus (ii) cash pledged in favour of the Guarantor's (Euroseas) other financing banks for such accounting period  Provided that in the case of Liquidity relating to each Ship and the Collateral Vessels only (but not the other Fleet Vessels) only cash held with the Lender which is not subject to any Encumbrance (other than in favour of the Lender) will be taken into account for the purposes of calculating the Liquidity in respect of the Ship and the Collateral Vessels;

"Operating Expenses" means, in relation to each Ship or a Collateral Vessel, the aggregate costs, charges and expenses incurred by the Borrower and/or (as the case may be) a Collateral Owner or Euroseas in connection with the operation, employment, maintenance, repair, insurance of the Ship or, as the case may be, a Collateral Vessel, salaries and contributions, crew expenses, stores, spares, repairs, maintenance, general corporate and administrative expenses, lay - up and re-activation of the Ship or, as the case may be, a Collateral Vessel, and, for drydocking and/or special survey costs and expenses including a pro-rata reserve for drydocking and/or special survey costs which is to be accounted separately every quarter with any balance released (or, any excess charged to operating expenses) upon the completion of the relevant dry docking or special survey.

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.

"Total Deferred Amount" means the amount of $3,330,000 representing the aggregate of (i) Deferred Amount and (ii) the Collateral Deferred Amounts as such amounts may be reduced from time to time pursuant to the provisions of Clause 11.01 of the Loan Agreement and the respective provisions of each Collateral Loan Agreement.

"Write-down and Conversion Powers" means:

(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation:

(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.";

(b)	by deleting the definition of "Cash Collateral" and replacing it with the following:

"Cash Collateral" means the amount of six hundred thousand Dollars ($600,000);

(c)	by deleting the definition of "Balloon Payment" from clause 2.01 thereof and replacing it with the following:

""Balloon Payment"  has the meaning given to that term in clause 11.01;";

(d)	by deleting the definition of "Collateral Mortgages" in clause 2.01 thereof and replacing it with the following:

""Collateral Mortgages" means the second preferred Liberian mortgages in respect of the  Collateral Vessels as the same may from time to time be amended or supplemented and "Collateral Mortgage" means any one of them;";

(e)	by deleting the definition of "Mortgage" in clause 2.01 thereof and replacing it with the following:

""Mortgage" means the first preferred mortgage in respect of each Ship as the same may from time to time be amended or supplemented;";

(f)	by deleting the definition of "Release Date" from Clause 2.01 thereof in in its entirety;

(g)	by deleting the definition "Repayment Dates" from clause 2.01 and replacing it with the following:

""Repayment Date" means a date when an instalment is required to be repaid in accordance with Clause 11.01; provided that if any such day is not a Banking Day the relevant Repayment Date shall be the next succeeding day which is a Banking Day unless such next succeeding Banking Day falls in another calendar month in which event the relevant Repayment Date shall be the immediately preceding Banking Day;";

(h)	by deleting the definition of "Security Requirement" from clause 2.01 thereof and replacing it with the following:

""Security Requirement" means the amount in Dollars as certified by the Lender whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Lender) which is at least equal to, the Applicable Percentage of the aggregate of (i) Facility and (ii) the Collateral Loans at any relevant time;

(i)	by deleting the definition of "Security Value" from clause 2.01 thereof and replacing it with the following:

""Security Value" means the amount in Dollars (as certified by the Lender whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Lender) which is, at any relevant time, the aggregate of (a) the Market Value of the each Ship as most recently determined in accordance with Clause 22.26, (b) the Market Value of the Collateral Vessels as most recently determined in accordance with the relevant clause of the Collateral Loans and (c) the market value of any additional security for the time being provided to the Lender;";

(j)	by adding a proviso at the end of penultimate paragraph of Clause 10.01.03 after the words "Eirini Ship" as follows:

"Provided that if, in the case of this Clause 10.01, a Collateral Vessel is sold or becomes a Total Loss, the "relevant proportion" means an amount which results (following such prepayment) in the Security Value being equal to the percentage which existed immediately prior to such sale or Total Loss (taking also into account the sale or the insurance proceeds of the Collateral Vessel concerned);";

(k)	by adding a new Clause 10.14 therein as follows:

"10.14          The Borrowers shall make a mandatory prepayment of $1,250,000 from funds held in the Cash Collateral Account and pledged in favour of the Lender by 7 October 2016or on any other date selected by the Lender but without any Broken Funding Costs or additional expenses whatsoever under Clause 10.06 of the Loan Agreement or otherwise, thus reducing the principal amount of the Facility to $11,600,000;"

(l)	by deleting Clause 11.01 in its entirety and substituting the same as follows:

"11.01
Save as otherwise repaid or prepaid subject to Clauses 10.14 and 11.06, the Borrowers shall repay the outstanding Facility in six (6) quarterly instalments, the first two instalments of $350,000 each, the three subsequent instalments in an amount of $725,000 each and the final instalment in the amount of $8,725,000 (comprised by $725,000 and a balloon payment of $8,000,000 (the "Balloon Payment")). The first instalment shall be repaid on 26 March 2018, the following instalments on quarterly intervals thereafter and the sixth and final instalment shall be repaid on 26 May 2019;

(m)	by adding a Clause 11.06 as follows:

"11.06          Prepayment out of Excess Cash Flow

11.06.01 Calculation of Excess Cash Flow

The Excess Cash Flow shall be calculated in arrears sixty (60) days after the end of each calendar quarter, commencing sixty (60) days after the end of the quarter ending on 30 September 2016 and quarterly thereafter, (the last date of each such quarter being an "Excess Cash Flow Date"), on the basis of actual cash received after deduction of (a) the Operating Expenses, (b) voyage expenses (if any) and (c) the Debt Service in respect of the relevant three (3) month period, as such Excess Cash Flow is evidenced in the relevant Excess Cash Flow Notice which the Borrowers shall provide the Lender on each Excess Cash Flow Date.

11.06.02 Payment of Cash Sweep

Until the time when the Total Deferred Amount is reduced to zero, Cash Sweep amounts shall, on each Interest Payment Date following the end of the relevant quarter, be applied against prepayment of Total Deferred Amount on a pro rata basis between the Facility and each facility remaining outstanding under the Collateral Loan Agreements.  Any prepayments of Cash Sweep shall be without any Broken Funding Costs, fee, premium or penalty (whether by application of Clause 10 of the Loan Agreement or otherwise).

11.06.03 Calculation of Cash Sweep payments

Cash Sweep payment amounts shall be calculated five (5) Banking Days prior to the relevant Interest Payment Date for which the relevant Cash Sweep is to be applied (the "Calculation Date") with the first Calculation Date falling on 31 December 2016.  The Borrowers shall provide the Lender on or immediately prior to each Calculation Date with a certificate evidencing the Cash Sweep in the form of Schedule A.

(n)	by adding a new clause 24.01.32 as follows:

"An "Event of Default" (as such term is defined in each Collateral Loan Agreement) occurs under either Collateral Loan Agreement.";

(o)	by deleting clause 20.38 thereof its entirety and substituting the same as follow:

"20.38	to (and procure that the Guarantor (Euroseas) will) ensure that throughout the Security Period:

20.38.01	the Market Value Adjusted Net Worth shall not be less than fifteen million Dollars ($15,000,000);

20.38.02
the Leverage Ratio shall not be higher than one hundred fifteen per cent. (115%)  Provided that if the Guarantor has not agreed such a high percentage with its other financing banks, the lowest percentage required to be maintained with another financing bank will also apply in this case;

20.38.02	Liquidity shall not be less than three hundred thousand Dollars ($300,000) per Fleet Vessel."

(p)	by adding new clauses 20.39 and 20.40 as follows:

"20.39          No acquisition of vessels

Until the Total Deferred Amount is reduced to zero the Borrowers shall procure that Euroseas will not (through its Subsidiaries or otherwise) acquire any vessels and/or companies without the prior written consent of the Lender, unless if the initial acquisition amount of such vessels and/or companies is financed with newly raised equity and the Leverage Ratio of Euroseas is not more than 75% and/or if Euroseas is in compliance with its original financial covenants, namely it maintains maximum Leverage Ratio of less than 75%, Liquidity being not less than US$300,000 per Fleet Vessel and Market Value Adjusted Net Worth of not less than US$15,000,000. For the avoidance of doubt the Lender has permitted Euroseas (through its Subsidiaries) to substitute the Eleni Ship with a younger bulk carrier ship acceptable to the Lender in all respects, which will also be mortgaged to the favour of the Lender.

20.40          No prepayments

Until the Total Deferred Amount is reduced to zero, the Borrowers shall procure Euroseas will not (through its Subsidiaries or otherwise) make any voluntary prepayments to its other financing banks without the prior written consent of the Lender.";

(q)	by deleting clause 27.08 thereof in its entirety and replacing it with the following:

"27.8 The Borrowers shall ensure that at all times during the Security Period that the Cash Collateral is credited and maintained in the Cash Collateral Account free of Encumbrances and rights of set off other than those created by or under the Finance Documents;";

(r)	by adding a new clause 39 thereof as follows:

"39          "Bail-in"

39.01          Bail-In

39.02          Contractual recognition of bail-in

Notwithstanding any other term of any Security Document or any other agreement, arrangement or understanding between the parties to a Security Document, each Party acknowledges and accepts that any liability of any party to a Security Document under or in connection with the Security Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(c)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(d)	a variation of any term of any Security Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability."

(s)
by construing all references therein to "this Agreement" where the context admits as being references to "this Agreement as the same is amended and supplemented by this Supplemental Agreement and as the same may from time to time be further supplemented and/or amended";

(t)	by construing references to each of the Security Documents as being references to each such document as it is from time to time supplemented and/or amended;

5.2	Specific amendments to the Guarantee

In consideration of the agreement of the Lender contained in Clause 3.1 of this Supplemental Agreement, Euroseas hereby agrees with the Lender that upon satisfaction of the conditions referred to in Clause 4.1, the provisions of the Euroseas Guarantee shall be varied and/or amended and/or supplemented with effect on and from the Effective Date as follows:

(a)	by adding a new proviso after 9.01.13.3 as follows:

"Provided that even when the above restrictions do not apply the Guarantor will not

(i)
declare, make or pay dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital ;

(ii)	repay or distribute any dividend or share premium reserve; or

(iii)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so,

But for the avoidance of doubt these restrictions apply to the Guarantor common shares only.";

(b)	by deleting clause 9.01.31.2 thereof in its entirety and replacing the same with the following:

"9.01.31.2  the Leverage Ratio will not be higher than one hundred fifteen per cent. (115%)  Provided that if the Guarantor has not agreed such a high percentage with its other financing banks, the lowest percentage required to be maintained with another financing bank will also apply in this case;

(c)	by deleting clause 9.01.31.3 and replacing the same with the following:

""9.01.31.3" Liquidity shall not be less than three hundred thousand Dollars ($300,000 per Fleet Vessel);";

(d)	by adding a new clause 9.05 to the Euroseas Guarantee as follows:

"Until the Total Deferred Amount is reduced to zero the Guarantor (Euroseas) will not (through its Subsidiaries or otherwise) acquire any vessels and/or companies without the prior written consent of the Lender, unless if the initial acquisition amount of such vessels and/or companies is financed with newly raised equity and the Leverage Ratio of the Guarantor (Euroseas) is not more than 75% and/or if the Guarantor (Euroseas) is in compliance with its original financial covenants, namely it maintains maximum Leverage Ratio of less than 75%, Liquidity being not less than US$300,000 per Fleet Vessel and Market Value Adjusted Net Worth of not less than US$15,000,000. For the avoidance of doubt the Lender has permitted the Guarantor (Euroseas) (through its Subsidiaries) to substitute the Eleni Ship with a younger bulk carrier ship acceptable to the Lender in all respects, which will also be mortgaged to the favour of the Lender";

(e)	by adding a new clause 9.05 to the Euroseas Guarantee as follows:

"until the Total Deferred Amount is reduced to zero, the Guarantor (Euroseas) will not (through its Subsidiaries or otherwise) make any voluntary prepayments to its other financing banks without the prior written consent of the Lender".; and

(f)
by construing all references therein to "this Guarantee" where the context admits as being references to "this Guarantee as the same is amended and supplemented by this Supplemental Agreement and as the same may from time to time be further supplemented and/or amended".

5.3	Amendments to Security Documents

With effect on and from the Effective Date each of the Security Documents (other than the Loan Agreement) shall be, and shall be deemed by this Supplemental Agreement to have been, amended as follows:

(a)	by construing all references in the Loan Agreement and in the Security Documents to a "Mortgage" as references to that Mortgage as amended and supplemented by the relevant Mortgage Addendum;

(b)
the definition of, and references throughout each of the Security Documents (other than a Mortgage which shall be amended and supplemented by the relevant Mortgage Addendum) to, the Loan Agreement and any of the other Security Documents shall be construed as if the same referred to the Loan Agreement and those Security Documents as amended and supplemented by this Supplemental Agreement;

(c)
the definition of, and references throughout each of the Security Documents to, the Guarantee executed by Euroseas shall be construed as if the same referred to the Guarantee as amended and supplemented by this Supplemental Agreement; and

(d)
by construing references throughout each of the Security Documents to "this Agreement", "this Deed", "hereunder" and other like expressions as if the same referred to such Security Documents as amended and supplemented by this Supplemental Agreement.

5.4	Security Documents to remain in full force and effect

The Security Documents shall remain in full force and effect and the security constituted by any Security Document shall continue and remain valid and enforceable as amended and supplemented by:

(a)	the amendments to the Security Documents contained or referred to in Clauses 5.1, 5.2, 5.3 and each Mortgage Addendum; and

(b)	such further or consequential modifications as may be necessary to make the same consistent with, and to give full effect to, the terms of this Supplemental Agreement.

6	RELEASE OF XINGANG SHIPPING LTD

6.1	Release of Security Interests

The Lender releases all Encumbrances created in its favour by Xingang under the Xingang Guarantee and Security Documents to which Xingang is a party.

6.2	Release of obligations

The Lender releases Xingang from all its obligations under the Xingang Guarantee and the other Security Documents to which Xingang is a party.

6.3	Existing Borrowers' and Guarantors' confirmation

Each Borrower and each Guarantor (other than Xingang) confirms that all of its obligations under or pursuant to each of the Security Documents to which it is a party remain in full force and effect, despite the release of Xingang from its obligations under the Xingang Guarantee and the other Security Documents to which it is a party.

7	COSTS AND EXPENSES

7.1	Costs and expenses

The provisions of clause 28 ( Expenses) of the Loan Agreement shall apply to this Supplemental Agreement as if they were expressly incorporated in this Supplemental Agreement with any necessary amendments.

8	COMMUNICATIONS

8.1	General

The provisions of clause 39 (notices) of the Loan Agreement, as amended and supplemented by this Supplemental Agreement, shall apply to this Supplemental Agreement as if they were expressly incorporated in this Supplemental Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts

This Supplemental Agreement may be executed in any number of counterparts.

9.2	Third Party rights

A person who is not a party to this Supplemental Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Second Supplemental Agreement.

10	LAW AND JURISDICTION

10.1	Governing law

This Supplemental Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

10.2	Incorporation of the Loan Agreement provisions

The provisions of Clause 41 (Law and Jurisdiction) of the Loan Agreement, as amended and supplemented by this Supplemental Agreement, shall apply to this Supplemental Agreement as if they were expressly incorporated in this Supplemental Agreement with any necessary medications.

This Supplemental Agreement has been duly executed by or on behalf of the parties and has, on the date stated at the beginning of this Deed, been delivered as a Deed.

SCHEDULE A:

 EXCESS CASH FLOW NOTICE

To:

From:

Dated:

Dear Sirs

Loan Agreement dated 25 June 2014 as amended and supplemented (the "Agreement")

We refer to the Agreement.  This is an Excess Cash Flow Notice.  Terms defined in the Agreement have the same meaning when used in this Excess Cash Flow Notice unless given a different meaning in this Excess Cash Flow Notice.

We confirm that the Excess Cash Flow is            $     based on the following calculation:

Gross Earnings:             ($         )

less voyage expenses:            ] ($[         ])

less Operating Expenses: [         ] ($[         ])

less Debt Service: [                ] ($[     ])

total Excess Cash Flow: [          ] ($[   ])

EXECUTION PAGE

BORROWERS

SIGNED by	)
for and on behalf of	)
EIRINI SHIPPING LTD	)
in the presence of:	)

SIGNED by	)
for and on behalf of	)
ELENI SHIPPING LIMITED	)
in the presence of:	)

GUARANTORS

SIGNED by	)
for and on behalf of	)
XINGANG SHIPPING LTD	)
in the presence of:	)

SIGNED by	)
for and on behalf of	)
JOANNA MARITIME LTD	)
in the presence of:	)

SIGNED by	)
for and on behalf of	)
PANTELIS SHIPPING CORP.	)
in the presence of:	)

SIGNED by	)
for and on behalf of	)
EUROSEAS LTD	)
in the presence of:	)

LENDER

SIGNED by	)
for and on behalf of	)
HSBC BANK PLC	)
in the presence of:	)